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                                                                    EXHIBIT (21)

                         SUBSIDIARIES OF THE REGISTRANT

SUBSIDIARIES OF THE COMPANY:

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
                                                                      PLACE OF                    PERCENT OF VOTING SECURITIES
NAMES OF SUBSIDIARY                                                   INCORPORATION                        OWNED BY REGISTRANT
-------------------                                                   -------------               ----------------------------
Beagen Street Corporation                                             Delaware                                     100
Flagg Bros. of Puerto Rico, Inc.                                      Delaware                                     100
GCO Properties, Inc.                                                  Tennessee                                    100
Genesco Brands, Inc.                                                  Delaware                                     100
Genesco Global, Inc.                                                  Delaware                                     100
Genesco Merger Company Inc.                                           Tennessee                                    100
Genesco Netherlands BV                                                Netherlands                                  100
Genesco Virgin Islands                                                Virgin Islands                               100
Genesco World Apparel, Ltd.                                           Delaware                                     100
                                                                                                                   ===
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